Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-64615) and Registration Statement (Form S-8 No. 33-42605) of our report dated February 21, 2001 (except for Note T, as to which the date is March 9, 2001), with respect to the consolidated financial statements and schedules of American Land Lease, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                    /s/ Ernst & Young LLP
Denver, Colorado
March 28, 2001